UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM  8-K

Current Report

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report:  March 17, 2008

World Energy Solutions, Inc.

(Exact name of Small Business Issuer in Its Charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-25097

(Commission File Number)

65-0783722

(IRS Employer Identification No.)

3900A 31st Street N., St. Petersburg, Florida   33714

(Address of Principal Executive Offices and Zip Code)

(727) 525-5552

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement to medications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

Section 1 – Registrant’s Business and Operations

Item 1.01 Entry into a Material Definitive Agreement.

World Energy Solutions, Inc. (the “Company”) has commenced an offering of its common stock pursuant to and in reliance upon the exemption from registration provided by Securities and Exchange Commission Regulation S, promulgated under the Securities Act of 1933, as amended.  The Company seeks to sell up to twenty million (20,000,000) shares of its restricted common stock (the “Shares”) in the Regulation S offering (the “Offering”).  The Shares are available for sale only to third parties who are not U.S. persons (as defined in Rule 902 of Regulation S).

The Company has engaged three separate entities to serve as its distribution managers for the Offering.  Anderson and Associates AG of Panama (“Anderson”), CTA Group SA of Nassau, Bahamas (“CTA”) and Norse Financial, Inc. of Nevis (“Norse”), have all agreed to assist the Company on a best efforts basis with the distribution of the Shares to non-U.S. persons.  The Company, Anderson and CTA have engaged the law firm of Handler, Thayer & Duggan, L.L.C. of Chicago, Illinois as their escrow agent, while the Company and Norse have engaged First American Title and Escrow Co. to serve as escrow agent for transactions relating to Norse.  The escrow agents will hold funds paid by buyers and disburse Company stock certificates to buyers who qualify as non-U.S. persons in a Regulation S placement and whose offers to purchase Shares are accepted by the Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WORLD ENERGY SOLUTIONS, INC.

By:

/s/:  Benjamin C. Croxton

Benjamin C. Croxton, Chief Executive Officer

DATED:  March 17, 2008.

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